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                   MORGAN STANLEY TAX-EXEMPT SECURITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

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                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
State of Iowa -   07/14/09       -- $105.323      $380,120,000     10,175,000     2.68%  1.36%      Barclays       Barclays Capital
  ljobs Program                                                                                       Capital,
   Specialist                                                                                     Merrill Lynch &
Obligation Bonds                                                                                   Co., Williams
   Series 2009                                                                                        Blair &
                                                                                                   Company, Citi,
                                                                                                   Goldman, Sachs
                                                                                                    & Co., J.P.
                                                                                                   Morgan, Morgan
                                                                                                    Stanley, RBC
                                                                                                  Capital Markets
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